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                                    EXHIBIT 4

                    FORM OF SPECIMEN COMMON STOCK CERTIFICATE

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                           Year of Incorporation 2000

Number                                                                Shares

 *1*                                                               **7,166,000**


                             HISPANIC EXPRESS, INC.
                     Incorporated Under The Laws of Delaware

                                  COMMON STOCK

  SEE REVERSE FOR RESTRICTIONS ON THE TRANSFER OF THE SHARES REPRESENTED HEREIN

THIS CERTIFIES THAT

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

        is the registered holder of 7,166,000 (Seven Million One Hundred Sixty-Six Thousand) fully-paid shares of the Common Stock, par value $0.01 per share, of Hispanic Express, Inc. (the "Company").

This Certificate and the securities represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Company, a copy of each of which is on file at the principal office of the Company, which are hereby made a part hereof as fully as if the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this Certificate, and to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound. The holder hereof may obtain, upon request and without charge, at the principal office of this Company, and the Company will furnish any stockholder, upon request and without charge, copies of such Certificate of Incorporation and Bylaws.

The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, HISPANIC EXPRESS, INC. has caused this Certificate to be executed by its duly authorized officers.

DATED: September 5, 2000

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Secretary                                   President

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        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
        SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        THESE SECURITIES HAVE NOT BEEN QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY ALSO BE RESTRICTED UNDER THE PROVISIONS OF SUCH LAWS. THESE SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY QUALIFIED OR ARE OTHERWISE EXEMPT FROM QUALIFICATION UNDER SUCH LAWS.


        FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto
        _______________________________________________________________ shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

        Dated:________________,______


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                                            NOTE: THE SIGNATURE TO THIS
                                            ASSIGNMENT MUST CORRESPOND WITH THE
                                            NAME AS WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATEVER.